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                                                                    EXHIBIT 99.1
[SANDERSON FARMS LOGO]

CONTACT:    MIKE COCKRELL
            TREASURER & CHIEF FINANCIAL OFFICER
            (601) 340-1859


                              SANDERSON FARMS, INC.
                   PROVIDES UPDATE ON HURRICANE KATRINA DAMAGE

LAUREL, Miss. (September 6, 2005) -- Sanderson Farms, Inc. (NASDAQ/NM: SAFM) today reported that it is near completion of its assessment of damage caused by Hurricane Katrina. The Company is pleased to report that it has still received no report of serious injuries or loss of life among its employees and growers.

         As earlier reported, the Company experienced no significant damage to any of its Mississippi or Louisiana processing facilities, feedmills or hatcheries. The Company's four hatcheries located in the affected area, all in Mississippi, maintained generator power until electrical service was restored. The Company resumed operations at all three of its Mississippi feedmills by the end of last week, began operations over the weekend at all of its Mississippi and Louisiana processing plants except for the Laurel, Mississippi, plant, and will resume operations at its Laurel processing plant on Wednesday, September 7, 2005. The slower resumption of operations at the Laurel plant has been caused by a delay in the completion of water quality tests in the city of Laurel. The Company's Georgia and Texas operations were not affected by the storm.

         Sanderson Farms said it is currently evaluating the terms, conditions and extent of its insurance coverage, which is expected to cover a significant portion of the loss.

         Over the weekend, the Company was able to complete its assessment of damage and losses to its live inventories. The Company estimates that, out of a total of 1,874 broiler houses in Mississippi, 72 were totally destroyed. Another 86 experienced considerable damage and will be unable to house broilers until repairs are made. In addition to broiler houses, two breeder houses out of a total of 187 in Mississippi were either totally destroyed or heavily damaged, and two pullet houses out of a total of 100 were destroyed or heavily damaged. As a result of these losses, the Company estimates that approximately 3.0 million head of broiler chickens out of an average live inventory of approximately 35.0 million head, ranging in age from 7 days to 62 days, have been destroyed. The Company does not believe the loss of this housing capacity will affect its ongoing operations however, as it can shorten layouts and take other temporary measures to compensate for these losses.

         In addition to the loss of live birds, the Company was unable to hatch and place live broilers in the field at its normal rate during the past week. While the Company maintained operations at its hatcheries, the incubation process was halted on some hatching eggs and the Company was unable to set eggs in its hatcheries on its normal schedule. As a result of these interruptions, the Company estimates that approximately 5.2 million hatching eggs were either lost or destroyed and will not be placed as broiler chicks. Because chicks are raised in the field for 48 - 64 days, the reduced egg sets and chick placements will affect the Company's weekly processing volumes through November, with the reductions occurring primarily during October. During normal operations, the Company processes approximately 4.2 million head per week at its Mississippi and Louisiana plants.


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SAFM Provides Update on Effects of Hurricane Katrina
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September 6, 2005


         While electrical power is being restored to the farms of independent contract producers on a steady basis, the Company believes that it could be as long as three to four weeks before power is fully restored to all of its independent contractors' farms. Until power is restored, equipment on grow-out farms, including ventilation, feeding and watering equipment, will be operated using electricity generated by diesel-powered generators. The Company currently is providing diesel fuel to its independent contract producers to allow them to run their generators and maintain power to farms. While the source of diesel over much of last week was tight, the Company was able to secure sufficient diesel fuel to operate substantially all of the farms housing its live inventories. While supplies of diesel have become more available each day since the hurricane, the Company's ability to secure diesel fuel until power is fully restored to its farms will be an important factor in maintaining its live inventories.

         Joe Sanderson, Jr., chairman and chief executive officer, commented, "I am relieved that it appears the Company's employees and independent contract growers experienced no loss of life or serious injuries. The magnitude of this storm and the damage it caused were great and widespread, and I am pleased that our people remained safe."

         Sanderson continued, "I am also pleased that our assets were not significantly damaged by the hurricane. While the storm's impact on our live inventories and our live production process will have an impact on the Company's capacity and volume over the next three months, none of the losses we sustained will affect the Company over the long term. The impact on volume from our live losses amounts to approximately two week's volume spread over three months. Working with our management team over the last week has reinforced my confidence in the long-term success of this Company and its ability to recover from this short-term set back. Our focus over the next few weeks will include working to maintain our assets, responding to our customers' needs and replenishing our live production inventories. Our customers have been very supportive over the last week, and we believe that by week's end we will be in a position to fully service their needs.

         "Most importantly, we will also continue to provide ice, water, food and other necessities to those affected by this catastrophic storm. While we have worked hard over the last week to get our operations back on line, a primary focus has been to respond to the needs of those along the Gulf Coast and beyond. We are fortunate that our Company sustained only minimal damage and no loss of life as a result of the storm, and we will continue to help those whose lives have been more seriously disrupted," Sanderson concluded

         Sanderson Farms also announced that it will hold a conference call with investors and analysts at 10:00 a.m. central time on Thursday, September 15, 2005. Investors will have the opportunity to listen to a live Internet broadcast of the conference call through the Company's Web site at www.sandersonfarms.com or through www.earnings.com. To listen to the live call, please go to the Web site at least 15 minutes early to register, download, and install any necessary audio software. For those without Internet access or who would rather listen live via telephone, you may call 1-800-289-0569. An Internet replay will be available shortly after the call and continue through October 15, 2005.

         Sanderson Farms, Inc. is engaged in the production, processing, marketing and distribution of fresh and frozen chicken and other prepared food items. Its shares trade on the Nasdaq Stock Market under the symbol SAFM.


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SAFM Provides Update on Effects of Hurricane Katrina
Page 3
September 6, 2005


         This press release contains statements about the Company's future that are not statements of historical fact. The words "believe," "expect," "anticipate," and similar expressions signify forward-looking statements. These statements are "forward looking statements" for purposes of applicable securities laws, and are based on current information and/or management's good faith belief as to future events. Forward-looking statements are subject to risks and uncertainties, which change over time. Actual performance or results could differ materially from that anticipated by the forward-looking statement, and future results could differ materially from historical performance. Important factors resulting from Hurricane Katrina that could cause such differences include: the ability to achieve and maintain normal operations across all Company and grower facilities; the availability of continued electric power and fuel and feedstock supplies in adequate quantities at reasonable prices; the effect of inefficiencies in Company operations; the extent of increased operating expenses; the extent of absenteeism; and the extent and availability of insurance coverage for the Company's losses. For a description of additional factors that can affect forward-looking statements, please refer to the "Cautionary Statement Regarding Risks and Uncertainties That May Affect Future Performance" in Item 7 of the Company's 2004 Annual Report on Form 10-K and please refer to the cautionary statement found in Management's Discussion and Analysis of Financial Condition and Results of Operations under the heading "General" in Part I, Item 2 of the Quarterly Report on Form 10-Q for the Company's third quarter ended July 31, 2005. Forward-looking statements speak only as of the date the statement was made. The Corporation assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Corporation does update any forward-looking statement, no inference should be drawn that the Corporation will make additional updates with respect to that statement or any other forward-looking statements.

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